Exhibit 99.10

CONSENT OF CASSEL SALPETER & CO., LLC

Quartet Merger Corp.

777 Third Avenue, 37th Floor

New York, NY 10017

Attention: The Board of Directors

RE:	Proxy Statement of Quartet Merger Corp. (“Quartet”) / Prospectus of Quartet Holdco Ltd. (“Holdco”) which forms part of the Registration Statement on Form S-4 of Holdco (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated April 29, 2014, to the Board of Directors of Quartet as Annex C to the Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such Proxy Statement/Prospectus, under the headings “SUMMARY OF THE PROXY STATEMENT/PROSPECTUS—Opinion of Financial Advisor to the Board of Directors of Quartet,” “THE MERGER—Background of the Merger,” “THE MERGER—Recommendation of Quartet’s Board of Directors and Special Advisor,” and “THE MERGER— Opinion of Financial Advisor to the Board of Directors of Quartet.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission today and not to any amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: May 12, 2014

/s/ Cassel Salpeter & Co., LLC